                                                                    Exhibit 23.3


CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 6, 2001, in the Registration Statement of Colony RIH Acquisitions, Inc. dated October 31, 2001.


                                                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
October 31, 2001